Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Carrier Global Corporation of our report dated October 31, 2023 relating to the financial statements of the Climate Solutions Business of Viessmann Climate Solutions SE, which appears in Carrier Global Corporation’s Current Report on Form 8-K dated January 2, 2024. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

Hannover, Germany

January 16, 2024

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/Dr. Thomas Ull	/s/Markus Küfner
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)